UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BANK ONE CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANK ONE CORPORATION

1 Bank One Plaza

Chicago, Illinois 60670

March 5, 2003

TO OUR STOCKHOLDERS:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Bank One Corporation. The meeting will be held at 9:30 a.m., Chicago time, Tuesday, April 15, 2003, at the Bank One Auditorium located at 1 Bank One Plaza in the Chicago Loop, bounded by Madison, Clark, Monroe and Dearborn Streets. Please use the Dearborn Street entrance to the Bank building.

Matters scheduled for consideration at this meeting are the election of  13 directors and ratification of the appointment of KPMG LLP as independent auditor for 2003. The meeting will also provide an opportunity to review with you the business of Bank One and its subsidiaries during 2002.

Your vote is important no matter how many shares you own. I encourage you to vote your shares via the Internet or by telephone. Instructions are included with the proxy card. Or, you may vote by mail by signing, dating and returning the proxy card in the accompanying envelope. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

I look forward to seeing you at the meeting.

Sincerely,

JAMES DIMON

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

APRIL 15, 2003

To Our Stockholders:

The Annual Meeting of Stockholders of Bank One Corporation will be held on Tuesday, April 15, 2003, at 9:30 a.m., Chicago time, at the Bank One Auditorium, 1 Bank One Plaza, Chicago, Illinois, for the purpose of considering and voting upon:

1.	The election of 13 directors for a term of one year;

2.	The ratification of the appointment of KPMG LLP as Bank One’s independent auditor for 2003; and

3.	Such other business as may properly come before the meeting or any adjournments thereof.

The record date for determining stockholders entitled to notice of, and to vote at, the meeting is the close of business February 14, 2003.

By order of the Board of Directors,

CHRISTINE A. EDWARDS

Secretary

March 5, 2003

PLEASE VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

The Proxy Statement, proxy card and Bank One’s 2002 Annual Report  will be mailed to each stockholder commencing on or about March 6, 2003.

BANK ONE CORPORATION

1 Bank One Plaza

Chicago, Illinois 60670

PROXY STATEMENT

FOR

ANNUAL MEETING TO BE HELD APRIL 15, 2003

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Bank One Corporation of proxies to be voted at Bank One’s Annual Meeting of Stockholders to be held on April 15, 2003, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board has set February 14, 2003, as the record date for the meeting. If you were the owner of Bank One common stock at the close of business on February 14, 2003, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent, EquiServe Trust Company, N.A., as a “holder of record”,

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”), and

•	credited to your account in Bank One’s Dividend Reinvestment Plan (DRIP), 401(k) Savings and Investment Plan or other stock ownership plan. For these shares, your proxy serves as an instruction to the DRIP, 401(k) or other plan administrator to vote the whole shares you hold in those plans as you have voted on your proxy card (or as you indicate when you vote by Internet or telephone).

Each share of our common stock has one vote on each matter to be voted on.

How many shares must be present to hold the meeting?

A majority of Bank One’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 1,160,135,822 shares of Bank One common stock outstanding. Your shares are counted as present at the meeting if you:

•	have properly voted by Internet or telephone or submitted a proxy card prior to the meeting; or

•	are present and vote in person at the meeting.

What proposals will be voted on at the meeting?

There are two proposals scheduled to be voted on at the meeting:

•	election of 13 directors; and

•	ratification of the appointment of KPMG LLP as independent auditor.

How many votes are required to approve each proposal?

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 13 nominees who receive the largest number of “FOR” votes cast will be elected as directors.

The proposal to ratify the appointment of the independent auditor requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of the independent auditor. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on the other proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” ratification of the appointment of the independent auditor.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that are not voted by brokers with respect to a particular proposal will be treated as shares present for purposes of establishing a quorum, but are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” ratification of the appointment of KPMG LLP as Bank One’s independent auditor.

How do I vote my shares without attending the meeting?

Whether you hold shares directly, in street name, or through a stock ownership plan, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through the 401(k) or other plan, you may vote by granting a proxy, as follows:

•
By Internet or Telephone—You may submit your proxy by following the instructions on the proxy card. If you vote in this way, you do not need to return your proxy card. The telephone and Internet voting procedures are designed to authenticate your identity as a stockholder, allow you to give your voting instructions and confirm that your instructions have been recorded properly.

•
By Mail—You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

The deadline for telephone and Internet voting is 11:59 p.m. Eastern Daylight Saving Time on April 14, 2003.

For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting and:

•	you are a stockholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.

•	you hold your shares in street name, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the admission ticket attached to your proxy card (for record holders) or proof of beneficial ownership (for street name holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting. If you vote by mail, please also check the box on the card indicating that you will attend.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you vote by telephone or Internet, vote once for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail, telephone or the Internet, you may change your vote and revoke your proxy by:

•	voting by telephone or the Internet at a later time,

•	submitting a properly signed proxy card with a later date,

•	voting in person at the Annual Meeting, or

•	sending a signed statement to that effect to Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

Can I receive future proxy materials electronically?

Yes. If you have access to the Internet, you can receive Bank One’s Annual Report and Proxy Statement electronically rather than in printed form. You’ll also be able to vote your proxy electronically. The electronic methods of receiving proxy materials and voting save Bank One the cost of producing, distributing and mailing these materials.

To agree to access the electronic versions of Bank One’s proxy materials and vote your proxy electronically, go to: https://www.icsdelivery.com/one/, and follow the instructions provided. If you do so prior to 60 days before the next Annual Meeting, then approximately 4 to 6 weeks before the next Annual Meeting, you will receive e-mail notification when the proxy materials and annual report are available for online review over the Internet, as well as the instructions for voting electronically. Your choice of electronic distribution will remain in effect until you revoke it. To do so, go to https://www.icsdelivery.com/one/ and select the “change/cancel” link.

Is the meeting location accessible to people with disabilities?

Yes. The Bank One Auditorium, in which the meeting will be held, offers access for people using wheelchairs and headsets for the hearing-impaired. Stockholders who wish to arrange for either of these services are invited to call (312) 732-8208 by Friday, April 11, 2003.

IMPORTANT NOTICE REGARDING

DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has issued rules regarding the delivery of single copies of certain stockholder documents to more than one stockholder residing in the same household.

In the past, Bank One mailed its Annual Report and Proxy Statement in separate envelopes to each stockholder residing at the same address. Under the new rules, Bank One is permitted to mail a single copy of each of these documents in one envelope to all stockholders residing at the same address, if certain conditions are met. This is called “householding” and can result in significant cost savings for Bank One.

Beginning after the 2002 Annual Meeting, Bank One now households all annual reports, proxy statements and information statements mailed to stockholders. A notice regarding householding was included with the 2002 proxy materials, along with an option on the proxy card to elect not to household. Those who elected not to household will continue to receive their annual reports and proxy statements in separate envelopes.

If you choose not to household your annual reports, proxy and information statements, and other disclosure documents, you should check the appropriate box on your proxy card or send a written request (including your name, address and Social Security Number) within 60 days after the mailing of this Proxy Statement to Investor Relations at the address below. In addition, if you choose to continue householding but would like to receive an additional copy of the Annual Report or Proxy Statement for members of your household, you may contact Investor Relations at the address below.

Bank One Corporation

Attn: Investor Relations

1 Bank One Plaza, Mail Code IL1-0738

Chicago, IL 60670-0738

PROPOSAL 1—ELECTION OF DIRECTORS

Election of the 13 nominees listed below

Directors and Nominees

The 13 director nominees listed below are proposed to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. It is intended that shares represented by proxies solicited on behalf of the Board of Directors will be voted for the nominees listed below. If any nominee is unable or declines to serve, an event that is not anticipated, proxies may be voted at the Annual Meeting for another person in place of that nominee, or the number of directors constituting the Board may be reduced.

The name, principal occupation and certain biographical information of each nominee are provided below. The year in which each became a director of Bank One or its predecessors also is provided. Each nominee currently is serving as a director of Bank One.

John H. Bryan

Director since 1982

Age: 66

Principal Occupation: Retired Chairman and Chief Executive Officer of Sara Lee Corporation, a global packaged food and consumer products company (Chairman from 1976-2001; Chief Executive Officer from 1976-2000)

Other Directorships: BP p.l.c.; General Motors Corporation; Goldman Sachs & Co.

Stephen B. Burke

Director since February 2003

Age: 44

Principal Occupation: President, Comcast Cable Communications, Inc., a cable television operator, June 1998 to present

Recent Business Experience: President, ABC Broadcasting, from 1996 to June 1998.

Other Directorships: None

James S. Crown

Director since 1991

Age: 49

Principal Occupation: General Partner of Henry Crown and Company (Not Incorporated), a diversified investment company, since 1985

Other Directorships: General Dynamics Corporation; Sara Lee Corporation

James Dimon

Director since 2000

Age: 46

Principal Occupation: Chairman and Chief Executive Officer of Bank One since March 27, 2000

Recent Business Experience: November 1998-March 2000—private investor; October-November 1998—President, Citigroup, Inc., and Chairman and Co-Chief Executive Officer of Salomon Smith Barney Holdings, Inc.; November 1993-October 1998—President and Chief Operating Officer, Travelers Group, as well as executive positions with Travelers’ subsidiaries Smith Barney, Inc. and Salomon Smith Barney Holdings, Inc. during that period

Other Directorships: Yum! Brands, Inc.

Dr. Maureen A. Fay, O. P. Director since 1985 Age: 68 Principal Occupation: President of University of Detroit Mercy since 1990 Other Directorships: Kelly Services, Inc.

John R. Hall

Director since 1987

Age: 70

Principal Occupation: Retired Chairman and Chief Executive Officer of Ashland, Inc., a refiner, manufacturer and distributor of chemicals (Chairman from 1981–1997; Chief Executive Officer from 1981–1996)

Other Directorships: CSX Corporation; GrafTech International, Ltd.; Humana, Inc.; USEC Inc.

Laban P. Jackson, Jr.

Director since 1993

Age: 60

Principal Occupation: Chairman and Chief Executive Officer of Clear Creek Properties, Inc., a real estate development company, since 1989

Other Directorships: Interactive Pictures Corporation

John W. Kessler

Director since 1995

Age: 66

Principal Occupation: Owner of John W. Kessler Company, a real estate development company, since 1972; also Chairman of The New Albany Company and Marsh & McLennan Real Estate Advisors, Inc., both real estate development firms, since 1988 and 1980, respectively

Other Directorships: Abercrombie & Fitch Co.

Robert I. Lipp

Director since February 2003

Age: 64

Principal Occupation: Chairman and Chief Executive Officer, Travelers Property Casualty Corp., a property and casualty insurance company, from December 2001 to present

Recent Business Experience: Various senior positions with Travelers Group since 1986, including Chairman and Chief Executive Officer from 1993 to 2000; 1991–1993—Chairman and Chief Executive Officer, CitiFinancial Credit Company; and, until December 2000—Vice Chairman and Member of the Office of the Chairman, Citigroup, Inc. and Chief Executive Officer of Citigroup’s Global Consumer Business

Other Directorships: Accenture Ltd.; Travelers Property Casualty Corp.

Richard A. Manoogian

Director since 1978

Age: 66

Principal Occupation: Chairman and Chief Executive Officer of Masco Corporation, a diversified manufacturer of home improvement and building products, since 1985

Other Directorships: Ford Motor Company; Masco Corporation; Metaldyne Corporation; MSX International, Inc.

David C. Novak

Director since 2001

Age: 50

Principal Occupation: Chairman (since January 2001) and Chief Executive Officer (since January 2000) of Yum! Brands, Inc., a franchised restaurant operations company

Recent Business Experience:    June 1997–January 2000—Vice Chairman and President, Tricon Global Restaurants, Inc. (now known as Yum! Brands, Inc.); August 1996–June 1997—Group President and Chief Executive Officer, KFC and Pizza Hut, North America (subsidiaries of PepsiCo); 1994-1996—President, KFC North America (subsidiary of PepsiCo)

Other Directorships:    Yum! Brands, Inc.

John W. Rogers, Jr.

Director since 1998

Age: 44

Principal Occupation: Chairman and Chief Executive Officer of Ariel Capital Management, Inc., an institutional money management firm founded by Mr. Rogers in 1983; the firm is the investment advisor, administrator and distributor of Ariel Mutual Funds

Other Directorships: Aon Corporation; GATX Corporation; Exelon Corporation; Ariel Mutual Funds

Frederick P. Stratton, Jr.

Director since 1988

Age: 63

Principal Occupation: Chairman Emeritus of Briggs & Stratton Corporation, manufacturer of gasoline engines, since January 2003 (Chairman of the Board from December 2001 to January 2003, Chief Executive Officer from 1977 to June 2001 and Chairman from 1986 to December 2001)

Other Directorships: Briggs & Stratton Corporation; Midwest Express Holdings, Inc.; Weyco Group, Inc.; Wisconsin Energy Corporation and its subsidiaries Wisconsin Electric Power Company and Wisconsin Gas Company

Director Meeting Attendance and Fee Arrangements

The following table summarizes the membership of the Board and each of its committees, and the number of times each met during 2002:

	Board	Audit & Risk Management	Organization, Compensation & Nominating*	Public Responsibility	Executive
Mr. Bryan	Member	Member
Mr. Crown	Member		Member	Member
Mr. Dimon	Chair				Chair
Dr. Fay	Member		Member	Chair	Member
Mr. Hall	Member		Chair		Member
Mr. Jackson	Member	Chair			Member
Mr. Kessler	Member		Member
Mr. Manoogian	Member		Member
Mr. Novak	Member	Member
Mr. Rogers	Member	Member		Member
Mr. Stratton	Member	Member		Member
Number of Meetings in 2002	7	9	6	4	0

* Beginning in January 2003, the name of the Organization, Compensation and Nominating Committee was changed to the Compensation and Organization Committee, and a number of its functions were transferred to a new committee, the Corporate Governance and Nominating Committee. The responsibilities and functions of each of these committees are summarized below under “Committees of the Board of Directors.”

During 2002, each director attended 75% or more of the total meetings of the Board and the committees on which he or she served.

Each non-officer director receives annually a cash retainer of $37,500 and a grant of either shares of Bank One common stock or stock units, at the discretion of the director, equal in value to $37,500. The retainers are payable in quarterly installments. The non-officer Chair of each committee receives a chairperson retainer of $6,000. In addition, following the Annual Meeting, each non-officer director receives an annual grant of an option to purchase 2,000 shares of Bank One common stock. No additional fees are paid to non-officer directors for attending Board or committee meetings. Officers of Bank One or its subsidiaries do not receive an annual retainer, meeting fees, stock or other compensation for service as directors or on Board committees.

Non-officer directors may elect each year to have their cash retainer paid in any combination of the following: (i) cash paid on a quarterly basis; (ii) a deferred cash payment pursuant to Bank One’s Director Deferred Compensation Plan (the “Director Deferral Plan”); or (iii) shares of Bank One common stock or stock units pursuant to the Director Stock Plan. Amounts deferred into the Director Deferral Plan earn a return equivalent to the rate of return on one or more of the investment funds in Bank One’s 401(k) Savings and Investment Plan.

Committees of the Board of Directors

Audit and Risk Management Committee

The Audit and Risk Management Committee assists the Board in overseeing:

•	the integrity of Bank One’s financial statements,

•	Bank One’s compliance with legal and regulatory requirements,

•	the effectiveness of internal controls,

•	the independent auditor’s qualifications and independence,

•	the performance of Bank One’s internal and external auditors,

•	policy standards and guidelines for risk management, and

•	financial transactions, capital management and financial planning and performance.

A detailed list of the committee’s functions is included in its charter, which is attached to this proxy statement as Appendix A.

Organization, Compensation and Nominating Committee

The Organization, Compensation and Nominating Committee addressed matters relating to employment, compensation and management performance. The committee:

•	ensured the effectiveness of Bank One’s key executive officers (the “Planning Group”) and appropriate management continuity, including a succession plan for the Chief Executive Officer and other key members of the Planning Group,

•	formally evaluated the performance of the Chief Executive Officer and reviewed and recommended to the Board the Chief Executive Officer’s compensation,

•	ensured the reasonableness and appropriateness of Planning Group compensation arrangements and levels,

•	monitored overall soundness and effectiveness of officer and employee compensation and benefit programs,

•	monitored the reasonableness and effectiveness of director compensation,

•	monitored overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provided advice and counsel regarding human resources strategy, and

•	evaluated the performance of the Board of Directors, reviewed and provided counsel on Board committee structure, and proposed new directors or responded to director candidates proposed by the Chairman and Chief Executive Officer or other directors.

Compensation and Organization Committee (the “Compensation Committee”)

The Compensation Committee continues to carry out all of the responsibilities described above of the Organization, Compensation and Nominating Committee except for the last enumerated point concerning the Board of Directors, which has been assigned to the Corporate Governance and Nominating Committee. The Compensation Committee assists the Board in:

•	discharging the Board’s responsibilities relating to executive and director compensation,

•	providing oversight with respect to the evaluation of management, and

•	providing oversight with respect to Bank One’s human resources strategies and practices.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in:

•	monitoring developments concerning corporate governance to ensure that Bank One employs best practices in corporate governance and is in compliance with all applicable laws and regulations,

•	developing and recommending to the Board a set of corporate governance principles,

•	identifying qualified candidates to become directors,

•	providing oversight with respect to the evaluation of Board and committee performance,

•	providing advice and counsel on matters of organizational and governance structure, and

•	establishing and reviewing codes of ethics and conduct.

Public Responsibility Committee

The Public Responsibility Committee:

•	reviews and considers Bank One’s position and practices on issues in which the financial services industry interacts with the public,

•	reviews the plans and results of compliance with the Community Reinvestment Act, fair lending laws and related consumer laws,

•	reviews management’s plans and actions relating to philanthropic contributions, and

•	reviews management’s plans and actions relating to current or emerging public policy issues.

Executive Committee

The Executive Committee is composed of the Chairman and Chief Executive Officer and the chair of each Board Committee. The committee is authorized to exercise all the powers of the Board in the management of the business and affairs of Bank One while the Board is not in session.

BENEFICIAL OWNERSHIP OF BANK ONE’S COMMON STOCK

Generally, under the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to be the beneficial owner of a security with respect to which such person, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting power or investment power over the security within 60 days, such as through the exercise of a stock option.

The following table shows the beneficial ownership of Bank One’s common stock as of December 31, 2002 by (i) each person that is the beneficial owner of more than five percent of outstanding Bank One common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 16, and (iv) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership as of December 31, 2002(a)		Percent of Class (if 1% or greater)
FMR Corp. and direct and indirect subsidiaries	60,653,738	(b)	5.20%
Linda Bammann	120,993		—
James S. Boshart III	638,772		—
John H. Bryan	22,114		—
Stephen B. Burke	5,000	*	—
James S. Crown	9,258,176	(c)	—
James Dimon	3,396,845	(d)	—
Maureen A. Fay	16,900		—
John R. Hall	81,299	(e)	—
Phillip G. Heasley	374,309		—
Name	Amount and Nature of Beneficial Ownership as of December 31, 2002(a)		Percent of Class (if 1% or greater)
Laban P. Jackson, Jr.	44,094		—
John W. Kessler	25,951	(f)	—
Robert I. Lipp	10,000		—
Richard A. Manoogian	127,182		—
David C. Novak	22,917		—
John W. Rogers, Jr.	19,066		—
Charles W. Scharf	664,620		—
Frederick P. Stratton, Jr.	49,927	(g)	—
All Directors and Executive
Officers as a Group (h)	16,565,797		1.42%

* As of January 21, 2003.

(a)	As set forth in the following table, the beneficial ownership amounts include shares subject to options held as of December 31, 2002, exercisable within 60 days, and also include any shares held pursuant to Bank One’s 401(k) plan as of December 31, 2002:

	Shares			Shares
Name	Subject to options	Subject to 401(k) plan	Name	Subject to options	Subject to 401(k) plan
Linda Bammann	95,000	0	John W. Kessler	14,711	N/A
James S. Boshart III	330,666	321	Robert I. Lipp	0	N/A
John H. Bryan	7,000	N/A	Richard A. Manoogian	7,000	N/A
Stephen B. Burke	0	N/A	David C. Novak	7,000	N/A
James S. Crown	30,395	N/A	John W. Rogers, Jr.	7,000	N/A
James Dimon	1,219,724	1,015	Charles W. Scharf	416,200	596
Maureen A. Fay	7,000	N/A	Frederick P. Stratton, Jr.	28,127	N/A
John R. Hall	53,127	N/A	All Directors and Executive Officers
Philip G. Heasley	300,000	0	as a Group	3,584,539	32,364
Laban P. Jackson, Jr.	31,999	N/A

(b)	This information is based on Amendment No. 1 to Schedule 13G filed on February 13, 2003, with the SEC by FMR Corp., a Massachusetts corporation (“FMR”), and its direct and indirect subsidiaries: Fidelity Management & Research Company (“Fidelity”), Fidelity Management Trust Company (“Fidelity Trust”), Strategic Advisers, Inc. (“Strategic Advisers”), Geode Capital Management, LLC (“Geode”), and Fidelity International Limited (“Fidelity International”). Fidelity is the investment adviser to the Fidelity Funds. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of 53,356,156 shares owned by the Fidelity Funds; the Board of Trustees of the Fidelity Funds has voting power with respect to these 53,356,156 shares; and Fidelity carries out the voting of these shares under written guidelines established by the Board of Trustees. Fidelity Trust is the beneficial owner of 3,793,927 shares as a result of its serving as investment manager of institutional accounts; Edward C. Johnson 3d and FMR, through its control of Fidelity Trust, each has sole dispositive power over 3,793,927 shares and sole voting power with respect to 3,268,027 shares, and no power to vote 525,900 shares owned by such institutional accounts. Strategic Advisers beneficially owns 15,953 shares. Geode is the beneficial owner of 16,795 shares. Fidelity International has sole dispositive and voting power with respect to 3,470,907 shares. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.
(c)	Includes 74,289 shares Mr. Crown owns individually; 5,477,911 shares owned by partnerships of which Mr. Crown is a partner; 1,172,063 shares owned by a partnership whose partners include a corporation of which Mr. Crown is a director, officer and shareholder, and a trust of which Mr. Crown is a beneficiary; 781,404 shares owned by a not-for-profit corporation of which Mr. Crown is a director; and 1,517,820 shares owned by a partnership whose partners include a corporation of which Mr. Crown is a shareholder, and a partnership of which Mr. Crown is a partner. Also included are 197,909 shares owned by trusts of which Mr. Crown is a co-trustee; and 6,385 shares owned by Mr. Crown’s spouse. Mr Crown disclaims beneficial ownership of the shares held by the various persons and entities described above except for the shares he owns individually and, with respect to shares owned by entities, except to the extent of his interest in such entities.
(d)	Includes 1,000,000 shares owned by Mr. Dimon’s spouse.
(e)	Includes 896 shares, of which Mr. Hall disclaims beneficial ownership, owned by Mr. Hall’s spouse.
(f)	Includes 4,000 shares owned by a trust of which Mr. Kessler is trustee.
(g)	Includes 5,000 shares held in a retirement plan for Mr. Stratton’s benefit.
(h)	For purposes of this table, the term “executive officers” includes all persons who were members of the Planning Group on December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires each of Bank One’s directors and officers, and each beneficial owner of more than ten percent of a registered class of Bank One’s equity securities, to file with the SEC an initial report of the person’s beneficial ownership of Bank One’s equity securities and subsequent reports regarding changes in such ownership. To the best of Bank One’s knowledge, each person who was so subject to Section 16(a) with respect to Bank One at any time during 2002 filed on a timely basis all such reports required for the year. In April 2001, a money manager for John R. Hall, a Bank One director, sold 200 shares of Bank One common stock, and failed to notify Mr. Hall of the sale on a timely basis. As a result, the requisite Form 4 for this transaction was not timely filed. After being informed of the sale, an amended Form 4 reflecting this transaction was filed in April 2002. In July 2001, David C. Novak, a Bank One director, purchased 5,000 shares of Bank One common stock and no Form 4 was filed at that time. After learning of this oversight, an amended Form 4 reflecting this purchase was filed in February 2003. To the best of Bank One’s knowledge, these transactions were the only transactions not reported on a timely basis for 2001 by Mr. Hall and Mr. Novak.

COMPENSATION AND ORGANIZATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

Bank One’s compensation programs for its executive officers are designed to provide competitive overall compensation that is simple and cost-effective with an emphasis on performance-based variable pay which includes both cash and stock-based awards. This approach ensures that executives focus not only on short-term performance but also on long-term sustainable stockholder value creation as a means of increasing their own rewards through stock appreciation.

Underlying this compensation philosophy are the following guiding principles:

•	Compensation should be performance-driven, based on individual, business unit and overall corporate results;

•	Compensation should be fair – more highly compensated employees should expect greater long-term, performance-based rewards but fewer entitlements or perquisites and greater cost-sharing for basic benefits;

•	Long-term, stock-based compensation and stock ownership at all levels, particularly by senior managers, executive officers and directors, is an essential component of overall compensation. At non-executive levels, stock ownership is available through discretionary savings vehicles, which also include a diverse range of investment alternatives; and

•	Executive officers and directors must be willing to commit to long-term ownership of Bank One stock.

Consistent with these principles, during the past few years, Bank One has eliminated or substantially limited various special pay or perquisite programs for its executive officers. For example, Bank One has:

•	Eliminated subsidies for club memberships, automobiles and similar perquisites;

•	Eliminated split-dollar insurance programs;

•	Eliminated corporate matching 401(k) contributions for senior management and highly compensated employees;

•	Reduced covered 401(k) earnings to the maximum qualified plan limit; and

•	Eliminated special executive severance policies.

•	In addition, Bank One has terminated its supplemental executive retirement plan (“SERP”). Bank One has secured agreements from current executives to forego SERP benefits, has no intention in the future to grant extraordinary pension benefits to its executive officers pursuant to any employment agreements or the SERP, and has no intention to adopt any new plan that would provide for the granting of extraordinary pension benefits to its executive officers.

Compensation Programs and Policies for Executives

Compensation for an executive generally includes base salary, annual performance-based incentives and long-term stock incentives. The Committee uses a “peer group” of financial institutions in assessing competitive compensation trends and pay levels. The Committee then reviews and analyzes Bank One’s executive compensation programs with respect to each major component of compensation and aggregate total compensation to ensure competitiveness against the peer group. The Committee has defined the peer group as bank holding companies with more than $100 billion in assets and one similar diversified financial services company.

Base Salaries

Base salaries for executive officers are reviewed annually and may be adjusted, when appropriate, to reflect competitive practices, changes in roles and responsibilities and individual performance. The Committee exercises broad discretion when setting base salary levels.

Annual Incentive Compensation

Executives of Bank One are eligible for annual, performance-based incentives in accordance with the stockholder-approved Planning Group Annual Incentive Plan (the “Bonus Plan”). Each year, the Committee establishes financial performance expectations as well as minimum or threshold performance goals based upon such financial measures as it may deem appropriate. The Committee further establishes a prescribed formula for determining the final incentive “pool” based on actual financial results compared to its pre-determined measures and goals.

For 2002, the Committee established an earnings per share (“EPS”) goal and a minimum threshold EPS below which no individual awards would be paid under the Bonus Plan. The Committee also established a minimum and maximum funding level for awards under the Bonus Plan and approved a formula, based on Return on Equity (“ROE”) results, by which final pool funding would be determined.

The Committee establishes target annual incentive levels for each executive that reflect competitive practices of the peer group. The Committee also establishes appropriate performance measures to be considered in determining individual awards. These include business unit and overall Bank One financial results as well as subjective factors such as operational efficiency, growth, customer satisfaction, financial and management controls and reporting, employee management and diversity. For 2002, the Committee has specified that approximately one-third of the annual incentive award is to be paid in the form of restricted stock.

Based on 2002 financial results, the minimum threshold EPS goal for individual awards was exceeded. In addition, based on 2002 ROE results, an initial annual incentive pool was determined by applying the approved funding formula. The Committee, based on its subjective assessment of Bank One’s financial, strategic and operational results for 2002, approved a final award pool that was less than the initial, formula-based pool.

Individual awards under the Bonus Plan for Planning Group members are based on the recommendation of the Chief Executive Officer and approved by the Committee; and in the case of the Chief Executive Officer, are recommended by the Committee and approved by the Board. In all cases, individual awards are based on the Committee’s or Board’s subjective assessment of the executive’s performance relative to his or her specific financial goals and other strategic or non-financial objectives.

Long Term Stock Incentive Compensation

Stock incentive awards are made under the stockholder-approved Bank One Stock Performance Plan (the “Stock Plan”). During 2002, stock awards were in the form of non-qualified options and restricted share grants. Non-qualified options awarded under the Stock Plan in 2002 will vest in five equal installments on each of the first five anniversaries from grant and extend for a ten-year term. Restricted shares granted for 2002 performance will vest 100% three years from the date of grant.

Chief Executive Officer Compensation for 2002

Upon his hire in March of 2000, Mr. Dimon and Bank One entered into an Employment Agreement covering items such as salary, bonus and stock awards, summarized in the Proxy Statement. In determining Mr. Dimon’s compensation for 2002, the Committee and Board reviewed available competitive compensation data of peer organizations as well as published compensation surveys prepared by several compensation consulting firms. While the Committee has the exclusive authority to engage outside experts to advise on compensation matters, no outside consulting assistance was solicited during 2002.

In addition, the Committee and the Board of Directors established various financial and non-financial goals and objectives for Mr. Dimon for 2002. The Committee and Board of Directors also considered Mr. Dimon’s performance relative to the achievement of these financial goals as well as his performance with respect to a number of critical, strategic initiatives including continued development of the management team, completion of systems conversions, continued improvements in credit and risk management and balance sheet management, establishing a new brand strategy and profitable growth in key business units essential to Bank One’s future earnings and growth.

Based on Mr. Dimon’s performance in all these areas, the Committee recommended and the Board approved the following compensation for Mr. Dimon for 2002:

•	An annualized base salary of $1,000,000 which was not increased during 2002;

•	For 2002 performance, an award under the Bonus Plan of $5,000,000 of which $3,000,000 was paid in cash and $2,000,000 was awarded in the form of restricted stock vesting 100% three years from the date of grant; and

•	In April 2002, a grant of 350,000 non-qualified stock options vesting 20% per year over five years.

Stock Ownership Commitment

Bank One is committed to encouraging stock ownership by its executive officers and establishing a clear link between the financial interests of executives and that of its stockholders. In keeping with this philosophy, the Committee has established stock ownership guidelines for members of the Planning Group that require a minimum ownership level as well as a requirement that each executive retain at least 75% of all equity-based awards in excess of the guideline ownership level. In addition, one-third of all awards under the Bonus Plan are delivered in the form of restricted shares and a substantial component of overall compensation is provided in the form of stock option grants.

Bank One’s directors receive half of their annual retainer payments in the form of stock and additional compensation in the form of periodic stock option awards.

In addition, in 2002, Bank One’s directors further demonstrated their commitment toward stock ownership by executing pledge agreements affirming that for as long as they serve as Bank One directors, they would not dispose of any Bank One stock purchased on the open market or obtained pursuant to Bank One’s various stock compensation programs.

Bank One also encourages stock ownership by all of its employees though a variety of programs and policies. A significant number of managerial and professional employees also receive annual bonuses partially in the form of restricted stock and most also are eligible for stock option awards. All employees are encouraged to own stock through pre-tax and after-tax payroll deductions into Bank One’s 401(k) program, which also provides more than 15 diversified investment alternatives, and the Employee Stock Purchase Plan.

Covered Compensation and Deductibility

The Committee believes that executive compensation should be reasonable and competitive and that a substantial portion of total compensation for executives should be based upon Bank One’s performance. The Committee desires to optimize both the effectiveness and tax-efficiency of compensation delivered to executive officers. It is Bank One’s general policy to obtain the maximum possible corporate tax deduction for all forms of compensation paid to its executive officers by qualifying under Section 162(m) of the Internal Revenue Code. To maximize deductibility of cash compensation under current regulations, cash bonuses for the Chief Executive Officer and other executive officers are awarded under the Bonus Plan. In order to best achieve the goals of Bank One and serve the long-term interests of stockholders, the Committee recognizes that payment of non-deductible compensation may be necessary under certain circumstances.

Respectfully submitted,

The Compensation and Organization Committee

John R. Hall, Chair

James S. Crown

Maureen A. Fay, O.P.

John W. Kessler

Richard A. Manoogian

PERFORMANCE GRAPH

The following graph compares the cumulative total return on Bank One common stock with:

•	the Standard & Poor’s 500 Index, and

•	the Standard & Poor’s 500 Banks Index.

Each index is market-capitalization-weighted, meaning that companies with a higher market value count more in each index. Each index includes Bank One common stock. The values in the graph show the relative performance of a $100 investment made on December 31, 1997, in Bank One common stock and each index. The comparisons in this table are set forth in response to SEC disclosure requirements and are not intended to forecast or be indicative of the future performance of Bank One common stock.

The S&P 500 Banks Index is composed of all the companies in the S&P 500 Index that are engaged in the business of banking.

Comparison of Five Year Cumulative Total Return(1)
Among Bank One, S&P 500 Index and S&P 500 Banks Index(2)

(1)	Assumes $100 invested at December 31, 1997, with quarterly reinvestment of dividends.
(2)	At December 31 of each year.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officer Compensation Table

The following table sets forth the compensation paid, earned or awarded for the years indicated, to Bank One’s chief executive officer and its other four most highly compensated executive officers.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position(a)	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(2)(4)	Securities Underlying Options/ SARs (#)(5)	All Other Compensation ($)(6)
James Dimon	2002	$1,000,000	$3,000,000	$117,878	$ 1,954,538	350,000	$4,089
Chief Executive Officer	2001 2000	1,000,000 750,000	3,000,000 0	286,465 218,208	2,000,010 1,000,168	700,724 3,240,000	45,827 57,767

Linda Bammann	2002	400,000	1,700,000	10,462	781,815	100,000	1,592
Executive Vice President	2001 2000	342,308 37,500	1,700,000 370,000	38,432 831	979,989 0	175,000 125,000	25,320 0

James S. Boshart III	2002	500,000	2,000,000	4,196	977,269	274,946	2,617
Executive Vice President	2001 2000	500,000 157,692	2,000,000 0	44,750 577	999,986 10,182,000	130,000 800,000	38,523 36,821

Philip G. Heasley	2002	500,000	1,100,000	25,207	586,361	0	3,060
Executive Vice President	2001	494,231	1,100,000	41,774	2,748,329	750,000	38,030

Charles W. Scharf	2002	500,000	2,000,000	4,531	977,269	150,000	975
Executive Vice President	2001 2000	500,000 269,231	2,000,000 0	10,855 102,790	999,986 6,423,300	130,000 780,000	19,499 18,559

(a)	Mr. Dimon was named Chief Executive Officer in March 2000 and commenced employment with Bank One at that time. Ms. Bammann commenced employment with Bank One in October 2000, Mr. Boshart in September 2000, Mr. Heasley in January 2001, and Mr. Scharf in June 2000.

(1)	A change in Bank One’s pay periods implemented in 2002 resulted in the salary paid in 2002 to each executive officer being slightly higher than their annualized base salary rates, which are set forth in the table. The amounts actually paid were as follows:

Name	Amount
James Dimon	$1,025,654
Linda Bammann	410,262
James S. Boshart III	512,827
Philip G. Heasley	512,827
Charles W. Scharf	512,827

(2)	For 2002, bonuses awarded to executive officers pursuant to the Planning Group Annual Incentive Plan were paid approximately two-thirds in cash and one-third in restricted stock.

(3)	This column includes: for 2002, personal use of corporate aircraft in the amount of $45,339 and moving expenses of $19,782 for Mr. Dimon; and for 2000, moving expenses for Messrs. Dimon and Scharf of $103,668 and $52,016, respectively.

(4)	As of December 31, 2002, the total number of outstanding restricted shares and the value of the shares (based upon the $36.55 per share closing price) were as follows:

Name	Shares	Value
James Dimon	74,253	$2,713,947
Linda Bammann	25,993	950,044
James S. Boshart III	176,553	6,453,012
Philip G. Heasley	72,932	2,665,665
Charles W. Scharf	124,053	4,534,137

Dividends on these shares are payable in cash. The restricted shares granted for 2002 vest 100% three years from the grant date, while those granted in and for 2001 vest 50% at each of the third and fifth anniversary of the grant date. The restricted shares granted in 2000 vest, as to Mr. Dimon, in 20% increments over five years and, as to Messrs. Boshart and Scharf, in 25% increments over four years.

(5)	For Mr. Boshart, the number of stock options listed in this column for 2002 represents the sum of new and restorative stock options granted during the year. In 2002, Mr. Boshart was granted 150,000 new stock options. For a description of restorative stock options, see footnote (2) to the “Options/SAR Grants in Last Fiscal Year” table on page 17.

(6)	For 2002, the amounts listed in this column are the premiums paid for split-dollar life insurance arrangements prior to the termination of Bank One’s split-dollar life insurance program in November 2002.

Option Grants Table

The following table provides information on stock options granted in 2002 to the executive officers named in the Summary Compensation Table. In 2002, Bank One granted both new and restorative stock options. All such options were non-qualified stock options, and no stock appreciation rights (“SARs”) were granted. The actual value of the options will depend on the market value of Bank One common stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the common stock, which would benefit all stockholders.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)(1)(2)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(3)	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(4)
James Dimon	350,000	1.74%	$41.21	4/16/12	$4,630,500
Linda Bammann	100,000	0.50	41.21	4/16/12	1,323,000
James S. Boshart, III	150,000	0.75	41.21	4/16/12	1,984,500
	56,466	0.28	42.45	8/31/10	464,151
	68,480	0.34	39.65	8/31/10	614,266
Philip G. Heasley	0	—	—	—	—
Charles W. Scharf	150,000	0.75	41.21	4/16/12	1,984,500

(1)	For Mr. Boshart, the first line denotes a new grant made on April 16, 2002, the second line a restorative grant on March 20, 2002 and the third line a restorative grant on October 24, 2002. The grants listed for all other executive officers were new grants made on April 16, 2002. All new stock options become exercisable in 20% increments on each of the first five anniversaries of the grant date.
(2)	Restorative Option Feature: Stock options granted by Bank One include a feature which provides for the issuance of restorative options. The restorative feature allows a participant who exercises a stock option during the participant’s employment, and who pays all or a part of the exercise price of a stock option with shares of common stock held by the participant for at least six months, to receive a restorative option to purchase the number of shares of common stock equal to the number of whole shares used by the participant to pay the stock option’s exercise price and, for new options granted in 2001 and thereafter, tax withholding obligations related to the option exercise. Restorative options become exercisable six months after the date of grant. The expiration date of a restorative option is the expiration date of the original stock option to which it relates, and the exercise price is not less than 100% of the closing price of the common stock on the business day preceding the date the restorative option is granted.
(3)	The percentages shown are based on total options granted in 2002 (both new and restorative options) on 20,063,398 shares of common stock.
(4)	The grant date present values were determined using the Black-Scholes standard option pricing model based on the following assumptions.

Option Type	Vesting	Duration	Dividend Yield	Volatility	Risk-Free Rate of Return	Expected Life (Years)
New Grants	20% at first 5 anniversaries	10 years	2.04%	35.25%	4.53%	5.0
Restoratives:
3/20/02	6 months	Remainder of original term	2.04	35.25	3.37	2.0
10/24/02	6 months	Remainder of original term	2.19	35.39	2.22	3.0

These assumptions result in Black-Scholes per share values as follows:

Option Type	Black-Scholes Value (per share)
New Grants	$13.23
Restoratives:
3/20/02	8.22
10/24/02	8.97

No adjustments were made in calculating the grant date present value of an option to account for potential forfeitures or the non-transferable nature of the option.

2002 Option Exercises and Year-End Option Value Table

The following table provides information on options exercised in 2002 by the executive officers named in the Summary Compensation Table, the number of unexercised options held at December 31, 2002, and the value of the unexercised in-the-money options held as of that date. No SARs were outstanding at any time during 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year  and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Dimon	0	$0	1,176,724	2,466,000	$5,297,400	$15,892,200
Linda Bammann	0	0	85,000	315,000	2,500	3,750
James S. Boshart III	17,713	1,026,250	322,066	732,880	443,700	1,252,800
Philip G. Heasley	0	0	300,000	450,000	0	0
Charles W. Scharf	0	0	407,600	652,400	1,126,320	1,689,480

(1)	This column shows the actual number of shares received from options exercised in 2002 after reduction for the number of shares used to pay the exercise price and applicable tax withholding obligations. The total number of shares underlying the options exercised by Mr. Boshart was 150,000.
(2)	The values are based on the $36.55 per share closing price of Bank One’s common stock on December 31, 2002, less the exercise price of the options.

Pension Plans

Personal Pension Account Plan. In general, salaried employees and regular hourly employees (scheduled to work at least 20 hours per week) of designated subsidiaries are eligible to participate in Bank One’s Personal Pension Account Plan (“PPAP”) upon completing one year of service. The PPAP provides that a participant is 100% vested after completing five years of vesting service. The PPAP was amended and restated effective as of January 1, 2000, reflecting the merger of predecessor companies’ pension plans. Various transition benefits for employees at or nearing retirement age under prior pension plans continue to apply, with certain modifications, under the PPAP.

After becoming eligible to participate in the PPAP, an employee’s PPAP account is credited with a percentage of the employee’s covered compensation for each month, as reflected in the following chart. Covered compensation includes base pay, commissions, eligible bonus, overtime, shift differential, and certain amounts deducted on a pre-tax basis up to applicable compensation limits imposed under federal tax laws.

Completed Anniversary Years of Service For PPAP Contributions	Percent of Eligible Monthly Pay Credited to PPAP Account
1 to 4	3.0%
5 to 9	4.0
10 to 14	5.0
15 to 19	6.0
20 to 24	7.5
25+	9.0

At the end of each month, the participant’s beginning account balance also is credited with interest for the month at a rate equal to the one-year U.S. Treasury bill rate plus 1% (subject to a minimum rate of 4.5%). Interest rates are determined on a quarterly basis.

Generally, an employee who has attained age 65 (with a minimum of five years of vesting service) is entitled to receive annual retirement income (in monthly installments) for life equal to the actuarial equivalent of the employee’s balance. Participants may commence a reduced annuity benefit at any earlier age after separation from service, and (with spousal consent) may elect a lump sum payment of their PPAP account balance.

Supplemental Personal Pension Account Plan. Bank One’s Supplemental Personal Pension Account Plan (“Supplemental PPAP”) permits the payment of supplemental benefits to employees whose annual benefits upon retirement under the PPAP would exceed those permitted by federal tax laws. There is a $1 million annual ceiling on total covered compensation. The Supplemental PPAP provides that if the amount of the annual retirement benefit that would otherwise be payable under the PPAP to a person who has completed five or more years of vesting service is limited by reason of compliance with federal tax laws, such person shall be entitled to a supplemental benefit equal to the difference between the benefit such person receives under the PPAP and the benefit such person would have received if such limitation had not been in existence. The benefit is payable from the general assets of Bank One.

Estimated Annual Benefits Payable to Executive Officers.    The following table provides the estimated annual benefits (including Supplemental PPAP benefits) payable for life, beginning at normal retirement age (65), for each of the executive officers named in the Summary Compensation Table based on years of service through December 31, 2002, and with projected interest credits on cash balances estimated at a rate of 4.50% per annum (the applicable rate in December 2002):

Name	Year of 65th Birthday	Estimated Annual Benefit
James Dimon	2021	$10,443
Linda Bammann	2021	6,345
James S. Boshart III	2010	4,245
Philip G. Heasley	2014	4,445
Charles W. Scharf	2030	11,270

Termination of Employment and Change of Control

Change of Control Plan. Effective May 1, 2001, Bank One adopted a Key Executive Change of Control Plan which provides severance and other benefits to members of the Planning Group (including Messrs. Boshart, Heasley and Scharf and Ms. Bammann but not Mr. Dimon) and other designated key executives in the event their employment terminates for specified reasons within two years following a Change of Control (as defined) of Bank One. This Plan provides generally, that in the event of a covered termination of employment by a participant within two years following a Change of Control, the participant is entitled to receive a severance payment equal to 2 1/2 times the sum of the participant’s base salary and specified bonus. In addition, the participant would receive certain other payments and benefits, including increased pension benefits, continuation of employee welfare benefits, and accelerated vesting of all outstanding stock option and restricted stock awards. If any amounts payable to a participant under the Plan or otherwise would subject the executive to the excise tax under Internal Revenue Code section 4999, Bank One, subject to a de minimis amount, will make a payment to the participant such that after the payment of all income and excise taxes, the participant will be in the same after-tax position as if no excise tax had been imposed. Mr. Dimon’s change of control benefits are governed by his agreement described below.

Severance/Pay Continuation Policy.    Each of the executive officers named in the Summary Compensation Table, except Mr. Dimon, is eligible to receive separation benefits in accordance with Bank One’s severance policy applicable to all employees. The severance policy provides that if an executive officer is involuntarily terminated, except termination for cause, the officer shall receive three weeks of base salary for each year of service, but not less than 12 weeks nor more than 52 weeks of base salary. Mr. Dimon’s separation benefits are governed by his agreement described below.

Agreement with James Dimon. In connection with the hiring of James Dimon to serve as Bank One’s Chairman and Chief Executive Officer, Bank One and Mr. Dimon entered into an Employment Agreement dated as of March 27, 2000 (the “Agreement”). Pursuant to the Agreement, Mr. Dimon received an award, as of

March 27, 2000, of 35,242 restricted shares vesting 20% on each of the first five anniversaries of the date of grant and stock options to purchase 3.24 million shares (in tranches of 1.24 million, 1 million and 1 million shares) at $28.375 per share expiring in ten years and exercisable as to each tranche at the rate of 20% per year on each of the first five anniversaries of the date of grant (provided, however, that the options to purchase 1 million shares pursuant to the second and third tranches shall become immediately exercisable on the dates the closing price of the common stock equals or exceeds $50 and $60 respectively). The Agreement provides that Mr. Dimon shall receive a base salary of not less than $1 million, annual equity-based awards (such as stock options and restricted shares) having a grant value of not less than $7 million per year and an annual bonus of up to four times his base salary with a target bonus of 2.5 times base salary. The Agreement also provides that if Mr. Dimon’s employment is terminated (other than for cause as defined or due to death or disability) or if Mr. Dimon terminates employment for good reason (as defined), Mr. Dimon will be entitled to receive the following: his base salary through the date of termination, a proportionate bonus based upon his target bonus for that year, and a cash payment equal to 2.5 times the sum of his base salary and the average bonus paid to him for the three prior years; and Bank One will provide Mr. Dimon with continued medical and welfare benefits for 36 months after the date of termination. In the event of a Change of Control (as defined), the restricted shares and stock options granted to Mr. Dimon on March 27, 2000 become vested and immediately exercisable. If any amounts payable to Mr. Dimon under the Agreement would subject him to the excise tax under Internal Revenue Code section 4999, Bank One will make a payment to Mr. Dimon such that after the payment of all income and excise taxes, Mr. Dimon will be in the same after-tax position as if no excise tax had been imposed.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS,

STOCKHOLDERS AND ASSOCIATES

Bank One’s directors, executive officers and FMR Corp. and direct and indirect subsidiaries (“FMR”) (beneficial owner of more than five percent of the outstanding shares of Bank One common stock), and their respective associates, were customers of, or had transactions with, Bank One or Bank One’s banking or other subsidiaries in the ordinary course of business during 2002. Additional transactions may be expected to take place in the future. All outstanding loans to directors, executive officers, FMR and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

The members of the Organization, Compensation and Nominating Committee (now known as the Compensation and Organization Committee) are James S. Crown, Maureen A. Fay, John R. Hall (Chair), John W. Kessler and Richard A. Manoogian. All of the members of the committee, or their associates, were customers of or had transactions with Bank One or its banking or other subsidiaries in the ordinary course of business during 2002. Additional transactions may be expected to take place in the future. All outstanding loans to the directors and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

The Audit and Risk Management Committee of the Board of Directors is composed of five directors and operates under a written charter adopted by the Board of Directors. Each member of the committee meets the independence requirements of the listing standards of the New York Stock Exchange, on which Bank One’s securities are listed. The duties of the Committee are summarized in this proxy statement under “Committees of the Board of Directors” on page 8 and are more fully described in the charter, which is attached as Appendix A.

Management is responsible for Bank One’s internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Bank One’s independent auditor is responsible for performing an independent audit of Bank One’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee’s responsibilities include monitoring and overseeing these processes.

In this context, the Committee reviewed and discussed Bank One’s audited consolidated financial statements for the year ended December 31, 2002 (the “Audited Financial Statements”) with management and Bank One’s independent auditor for 2002, KPMG LLP (“KPMG”). The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both KPMG and Bank One’s internal auditors directly provide reports on significant matters to the Committee.

The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with KPMG its independence from Bank One. The Committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining the independent auditor’s independence.

The Committee has discussed with management and KPMG such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the Audited Financial Statements in Bank One’s Annual Report on Form 10-K for the year ended December 31, 2002.

In addition, the Committee recommended that the Board of Directors appoint KPMG as Bank One’s independent auditor for 2003. This appointment is subject to ratification by Bank One’s stockholders.

Respectfully Submitted,
The Audit and Risk Management Committee
Laban P. Jackson, Jr., Chair
John H. Bryan
David C. Novak
John W. Rogers, Jr.
Frederick P. Stratton, Jr.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR

A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on January 21, 2003, of KPMG LLP (“KPMG”) as Bank One’s independent auditor for 2003. KPMG served as Bank One’s independent auditor in 2002.

The following is a description of the fees billed to Bank One by KPMG during the year ended December 31, 2002:

Audit Fees:     Audit fees billed to Bank One by KPMG in connection with KPMG’s review and audit of Bank One’s annual financial statements for the year ended December 31, 2002 and KPMG’s review of Bank One’s interim financial statements included in Bank One’s Quarterly Reports on Form 10-Q for the year ended December 31, 2002 totaled $4,688,125.

Financial Information Systems Design and Implementation Fees:     Bank One did not engage KPMG to provide professional services regarding financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees:     Fees billed to Bank One by KPMG during the year ended December 31, 2002 for all other non-audit services (including fees for tax related services in the amount of approximately $372,500) totaled $2,410,186.

New SEC rules, which will be applicable to Bank One in 2004, will require in next year’s proxy statement a description of aggregate fees billed by the independent auditor in the newly defined four categories described below. Under the newly defined categories, some fees that are reported above as Audit Fees and All Other Fees are reported under the new SEC definitions below as Audit-Related Fees and Tax Fees. The following is a description of the 2002 fees discussed above but under the new SEC categories as currently understood:

Audit Fees:    Audit fees include fees billed by KPMG for the audit of Bank One’s annual financial statements and review of financial statements included in quarterly reports, as well as services normally provided by an independent public accountant in connection with statutory and regulatory filings or engagements. Aggregate fees for audit services were $4,107,320.

Audit-Related Fees:    Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. Aggregate fees for audit-related services were $1,953,194.

Tax Fees:    Tax fees include fees for tax compliance, tax advice and tax planning services. Aggregate fees for tax services were $372,500.

All Other Fees:    This category comprises all fees billed by KPMG to Bank One not included in the previous three categories. Aggregate fees in this category were $665,297.

The Audit and Risk Management Committee approved all services provided by, and all fees paid to, KPMG. Commencing in August 2002, the Audit and Risk Management Committee began pre-approving all services.

Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

The Board of Directors recommends that the stockholders ratify the appointment of KPMG as Bank One’s independent auditor for the year 2003. In the event the selection of KPMG is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of Bank One’s independent auditor will be reconsidered by the Audit and Risk Management Committee and the Board.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditor.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to any such matters.

SUBMISSION OF STOCKHOLDER PROPOSALS

FOR 2004 ANNUAL MEETING

Any proposal that a holder of Common Stock intends to present at next year’s Annual Meeting of Stockholders must be received by the Secretary no later than November 7, 2003, in order to be included in the proxy statement and form of proxy relating to that meeting. Stockholders should address their proposals to: Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Bank One’s Restated Certificate of Incorporation and By-Laws provide that stockholder nominations for director or proposals of other business may be made in compliance with certain advance notice, informational and other applicable requirements.

In order to be considered, a stockholder’s notice of a director nomination must be delivered to the address below and received by the Secretary of Bank One at least 60 days but no more than 90 days prior to the anniversary date of Bank One’s immediately preceding annual meeting; provided, however, that in the event the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Bank One.

For any other proposal, such notice must be delivered to the address below and received by the Secretary at least 90 days but no more than 120 days prior to the anniversary date of Bank One’s immediately preceding annual meeting; provided, however, that in the event the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Bank One.

A stockholder’s notice of director nominations or other proposals must contain certain information required by the Certificate and By-Laws. Copies of the Certificate and By-Laws are available upon request made to the Secretary at the address below. In addition, the requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in Bank One’s proxy materials for a meeting of stockholders.

Such stockholder notices should be delivered to Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

MISCELLANEOUS

The cost of soliciting proxies will be borne by Bank One. The solicitation will be primarily by mail. In addition to the use of the mail, some of the officers, directors and employees of Bank One and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration for such activity. Bank One intends to reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals. We have also made arrangements with Georgeson & Company, Inc. to assist us in soliciting proxies from banks, brokers and nominees and have agreed to pay an amount not to exceed $20,000 plus expenses for such services.

Stockholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. Stockholders of record can also submit their proxies by Internet or telephone as described at the beginning of this proxy statement. Bank One has been advised by counsel that our procedures for Internet and telephone voting are consistent with the requirements of applicable law.

By order of the Board of Directors,

March 5, 2003

CHRISTINE A. EDWARDS

Secretary

APPENDIX A

CHARTER

THE AUDIT AND RISK MANAGEMENT COMMITTEE

OF THE BOARD OF DIRECTORS

BANK ONE CORPORATION

The Audit and Risk Management Committee is appointed by the Board of Directors to assist Board oversight of (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the effectiveness of internal controls, (4) the independent auditors’ qualifications and independence, (5) the performance of the Corporation’s internal and external auditors, (6) policy standards and guidelines for risk management and (7) financial transactions, capital management and financial planning and performance. The Committee shall have responsibility and authority with respect to the matters stated in this charter for the Corporation and its subsidiaries.

The members of the Committee shall be appointed by the Board of Directors, shall serve at the pleasure of the Board of Directors for such term or terms as the Board may determine, and shall meet the independence and experience requirements of the New York Stock Exchange and other applicable laws and regulations. The Committee shall consist of not less than three directors, including a Chairman, each of whom the Board of Directors has determined has no material relationship with the Corporation and one of whom the Board of Directors has determined is a “financial expert” as such qualifications are interpreted by the Board of Directors in its business judgment. The presence of fifty percent of the members of the Committee shall constitute a quorum of the Committee, and the act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee shall meet at least four times annually.

No director may serve as a member of the Committee if such director serves on the audit committee of more than three public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Corporation’s annual proxy statement. No member of the Committee may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall make regular reports to the Board of Directors.

The Committee shall:

1.	Be directly responsible for the appointment (subject, if determined by management, to ratification by the Corporation’s stockholders), compensation, oversight of the work and termination of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting).

2.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Corporation.

3.	Meet with the independent auditor to review the planning of its audit of the Corporation’s financial statements.

4.
Discuss the Corporation’s annual audited financial statements, quarterly financial statements, earnings press releases and earnings quality with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

5.	Discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies.

6.	Review CEO and CFO certifications regarding the Corporation’s financial statements and SEC filings, including the adequacy of the Corporation’s disclosure controls and procedures.

7.
Review the representations of management and the findings of the independent auditor as to the effectiveness of the Corporation’s systems of internal controls in order to obtain reasonable assurance that the Corporation’s annual and quarterly financial reports are prepared in accordance with generally accepted accounting principles and are free from material fraud or error.

8.
Review with management, internal audit and the independent auditor significant accounting and reporting principles and practices applied by the Corporation in preparing its financial statements, including a discussion with the independent auditor regarding its judgments about the quality of the Corporation’s accounting principles used in financial reporting.

9.	Review changes to the Corporation’s accounting principles and practices that materially impact the Corporation’s consolidated financial statements.

10.	Discuss with the independent auditor matters relating to the conduct of the audit as required by professional auditing standards.

11.	Review with the independent auditor any audit problems or difficulties the auditor may have encountered in its work, management’s response and any management letter provided by the auditor.

12.	Discuss and recommend to the Board of Directors whether the Corporation’s audited financial statements should be included in the Corporation’s annual report on Form 10-K.

13.	Pre-approve all services and fees of the independent auditor.

14.
Receive periodic written statements from the independent auditor delineating all relationships between the auditor and the Corporation, discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and if so determined by the Committee, recommend that the Board of Directors take appropriate action in response to the auditor’s report to satisfy itself of the independence of the auditor.

15.	Review appointment and replacement of the General Auditor and review annually the responsibilities, budget and staffing of the internal audit function.

16.
Review, as appropriate, risk assessment and risk management policies and procedures, including limits and limit allocations for credit risk, market risk, investment risk, liquidity risk, interest rate risk and operating risk.

17.	Receive periodic reports regarding the Corporation’s contingent liabilities, and, as appropriate, review guidelines and procedures for assuming significant contingent liabilities.

18.	Review significant operational and customer service issues and monitor remediation of such issues as appropriate.

19.	Review, as appropriate, guidelines relating to the issuance of securities and capital actions.

20.	Review acquisitions, joint ventures and strategic arrangements from the perspective of assessing the risks assumed by such actions and implementing controls, if necessary, to limit such risks.

21.	Review reports of significant issues prepared by internal audit and other risk oversight functions.

22.
Review the assessment of management regarding compliance by subsidiary banks with laws and regulations designated by the FDIC as being essential for safety and soundness, and compliance by subsidiary banks with regulations of the OCC relating to fiduciary activities.

23.
Review within the purview of this Charter those policies of the Corporation with regard to which applicable laws, rules and regulations require Board of Directors’ approval and permit delegation to an appropriate committee of the Board of Directors.

24.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

25.	Review the Corporation’s Code of Ethics and Code of Conduct, and any significant reported violations.

26.	Review the significant results of regulatory examinations of the Corporation.

27.	Review with the Corporation’s Chief Legal Officer matters that may have a material impact on the Corporation’s consolidated financial statements.

28.	Meet periodically with management, the General Auditor, the independent auditor and any other persons whom the Committee deems appropriate in separate executive sessions.

29.	Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board of Directors for approval.

30.	Set clear hiring policies for employees or former employees of the independent auditor.

31.	Prepare and review with the Board of Directors an annual performance evaluation of the Committee.

The function of the Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to (i) conduct “field work” or other types of auditing or accounting reviews or procedures, (ii) set auditor independence standards, (iii) determine that the Corporation’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America or (iv) assure compliance with laws and regulations and the Corporation’s Code of Ethics or Code of Conduct.

BANK ONE CORPORATION

Annual Meeting of Stockholders

April 15, 2003

9:30 A.M. (Chicago Time)

Bank One Auditorium

1 Bank One Plaza

Chicago, Illinois

ADMISSION TICKET

This is your admission ticket for the Annual Meeting of Stockholders of BANK ONE CORPORATION to be held on Tuesday, April 15, 2003 at the Bank One Auditorium, 1 Bank One Plaza, Chicago, Illinois. Please detach and present this ticket and proof of identity for admission to the Annual Meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.

DIVIDEND DIRECT DEPOSIT

BANK ONE CORPORATION offers common stockholders the convenience of having dividends electronically deposited without charge into their checking, savings or money market account at most U.S. financial institutions. To obtain an enrollment card, contact Equiserve Trust Company, N.A., at 1-888-764-5592.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Stockholders can increase their ownership in the Corporation without brokerage commissions or service fees through the Dividend Reinvestment and Stock Purchase Plan. For a prospectus and an enrollment card, contact Equiserve Trust Company, N.A., at 1-888-764-5592.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _

é        PLEASE DETACH AND PRESENT THIS TICKET AND ID FOR ADMISSION TO THE ANNUAL MEETING        é

BANK ONE CORPORATION

PROXY/VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 15, 2003

The undersigned hereby appoints Christine A. Edwards and Daniel P. Cooney, and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of BANK ONE CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bank One to be held on April 15, 2003, and any adjournments thereof, upon all matters that may properly come before the Meeting. This proxy/instruction card, when properly executed, will be voted in the manner specified by the undersigned stockholder and, in the discretion of the proxies, on all other matters. If no choice as to the manner of voting the proxy/instruction card is specified, this proxy/instruction card will be voted FOR the election of all nominees for director listed below and FOR the proposal to ratify the appointment of auditor.

THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS FOR ANY WHOLE SHARES HELD IN BANK ONE’S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AND TO THE TRUSTEES OF ANY 401(k) PLAN MAINTAINED BY BANK ONE OR ITS SUBSIDIARIES FOR ALL SHARES HELD BY SUCH TRUSTEES THAT THE UNDERSIGNED IS ENTITLED TO VOTE.

Your vote for the election of the Directors may be indicated on the other side. The nominees are 01. Bryan, 02. Burke, 03. Crown, 04. Dimon, 05. Fay, 06. Hall, 07. Jackson, 08. Kessler, 09. Lipp, 10. Manoogian, 11. Novak, 12. Rogers, and 13. Stratton. Information on the nominees and the other proposal is included in the Proxy Statement.

Please date and sign on the reverse side and return promptly in the enclosed business reply envelope.

If you are a stockholder of record and do not sign and return a proxy, or vote your shares over the telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted. If your shares are held by the trustees for a plan and your voting instructions are not timely received, the trustees of the plan will cause your shares to be voted in the same manner and proportion as the other shares of the plan for which timely instructions have been received.

BANK ONE CORPORATION

1 BANK ONE PLAZA

CHICAGO, ILLINOIS

*HOUSEHOLDING OPTION

Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate. See notice on page 4 of the proxy statement.

To change your election in the future, call 1-800-542-1061.

Bank One stockholders can vote their shares over either the Internet or telephone. This eliminates the need to return the proxy/instruction card.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy/instruction card and return it in the postage-paid envelope we have provided or return it to Bank One Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your vote over the telephone or the Internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy/instruction card.

YOUR PROXY CARD ALSO PROVIDES VOTING INSTRUCTIONS FOR ANY WHOLE SHARES HELD IN BANK ONE’S DRIP OR 401(k) PLANS. See back of card.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS:    X              BKONEP          KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK ONE CORPORATION

This proxy/instruction card, when properly executed, will be voted in the manner specified, but if no choice is specified on this card, it will be voted FOR the election of directors and FOR Proposal 2.

1.	Election of Directors. The nominees are:

01) Bryan, 02) Burke, 03) Crown, 04) Dimon, 05) Fay, 06) Hall, 07) Jackson, 08) Kessler, 09) Lipp, 10) Manoogian, 11) Novak,  12) Rogers, and 13) Stratton

For All	Withhold All	For All Except	To withhold authority to vote for a nominee(s), mark “For All Except” and write the nominee’s number(s) on the line below.

☐	☐	☐

Vote On Proposal

2.	Ratification of appointment of auditor

For	Against	Abstain

☐	☐	☐

The signer hereby revokes all proxies/instructions heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

*HOUSEHOLDING OPTION

For	Against	If you plan to attend the annual meeting, please check box to the right.	☐

☐	☐

Signature [PLEASE SIGN WITHIN BOX]            Date

Signature (Joint Owners)            Date